EXHIBIT 4.1


                              NEUBERGER BERMAN INC.

         Liquid Yield Option (TM) Notes due 2021 (Zero Coupon - Senior)

         --------------------------------------------------------------

                        SECOND SUPPLEMENTAL INDENTURE TO

                        INDENTURE DATED AS OF MAY 4, 2001

                          Dated as of November 1, 2002

         --------------------------------------------------------------

                              THE BANK OF NEW YORK

                                   as Trustee

         --------------------------------------------------------------

                     (TM) Trademark of Merrill Lynch & Co., Inc.


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                                TABLE OF CONTENTS

                                                                            Page

  RECITALS...................................................................1

                                    ARTICLE 1
                            RATIFICATION; DEFINITIONS

   SECTION 1.01.  Second Supplemental Indenture..............................1
   SECTION 1.02.  Definitions................................................1

                                    ARTICLE 2
           AMENDMENTS TO CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE

   SECTION 2.01.  Amendments to Section 1.01.................................2
   SECTION 2.02.  Amendments to Section 1.02.................................2
   SECTION 2.03.  Amendments to Sections 3.08(b) and 3.08(c).................2
   SECTION 2.04.  Amendments to Section 3.08(d)..............................3
   SECTION 2.05.  Amendments to Section 3.08(e)..............................4
   SECTION 2.06.  Amendments to Section 3.08(g)..............................5
   SECTION 2.07.  Amendments to Section 3.09(a)..............................6
   SECTION 2.08.  Amendments to Section 3.09(b)..............................6
   SECTION 2.09.  Amendments to Section 3.09(c)..............................7
   SECTION 2.10.  Amendments to Section 3.10.................................8
   SECTION 2.11.  Amendments to Section 3.10.................................8
   SECTION 2.12.  Amendments to Section 3.11.................................9
   SECTION 2.13.  Amendments to Section 3.14.................................9
   SECTION 2.14.  Amendments to Section 6.01.................................9
   SECTION 2.15.  Amendments to Section 6.02................................10
   SECTION 2.16.  Amendments to Section 6.03................................10
   SECTION 2.17.  Amendments to Section 6.07................................11
   SECTION 2.18.  Amendments to Section 6.09................................11

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   SECTION 2.19.  Amendments to Section 6.10................................12
   SECTION 2.20.  Amendments to Section 6.12................................12
   SECTION 2.21.  Amendments to Section 7.07(c).............................13
   SECTION 2.22.  Amendments to Section 9.02................................13
   SECTION 2.23.  Amendments to Article 10..................................14
   SECTION 2.24.  Amendments to Section 11.02...............................16

                                    ARTICLE 3
               AMENDMENTS TO CERTAIN PROVISIONS OF THE SECURITIES;
                           NOTATION ON THE SECURITIES

   SECTION 3.01.  Amendments to Section 1 of the Securities.................17
   SECTION 3.02.  Amendments to Section 4 of the Securities.................18
   SECTION 3.03.  Amendments to Paragraph 5 of the Securities...............19
   SECTION 3.04.  Amendments to Paragraph 6 of the Securities...............20
   SECTION 3.05.  Amendments to Paragraph 8(d) of the Securities............22
   SECTION 3.06.  Amendments to Paragraph 10 of the Securities..............23
   SECTION 3.07.  Amendments to Paragraph 15 of the Securities..............24
   SECTION 3.08.  Notation on Securities....................................24

                                    ARTICLE 4
                                  MISCELLANEOUS

   SECTION 4.01.  Trust Indenture Act Controls..............................25
   SECTION 4.02.  Incorporation into Indenture..............................25
   SECTION 4.03.  Successors and Assigns....................................25
   SECTION 4.04.  Governing Law.............................................25
   SECTION 4.05.  Multiple Originals........................................25
   SECTION 4.06.  Separability Clause.......................................25
   SECTION 4.07.  The Trustee...............................................26

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          SECOND SUPPLEMENTAL INDENTURE, dated as of November 1, 2002 (this
"Second Supplemental Indenture"), between NEUBERGER BERMAN INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

                                    RECITALS

          WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of May 4, 2001, as amended by the First Supplemental Indenture, dated as of May 2, 2002 (together, the "Original Indenture", and, as amended by this Second Supplemental Indenture, collectively, the "Indenture"), to provide for the issuance by the Company of its Liquid Yield Option(TM) Notes due 2021 (Zero Coupon - Senior) (the "Securities");

          WHEREAS, the Company desires to amend the Original Indenture and the Securities to add to the Company's covenants for the benefit of the Securityholders and to cure defects and supply omissions in the Indenture;

          WHEREAS, Section 9.01 of the Original Indenture provides that, without the consent of any Securityholder, the Company and the Trustee may amend the Original Indenture or the Securities to (i) cure any ambiguity, omission, defect or inconsistency, provided that such amendment does not materially adversely affect the rights of any Securityholder, (ii) add to the Company's covenants for the benefit of the Securityholders or (iii) make any change that does not adversely affect the rights of any Holders; and

          WHEREAS, all things necessary for the execution of this Second Supplemental Indenture, and to make this Second Supplemental Indenture a valid supplement to the Original Indenture according to its terms and a valid and binding agreement of the Company, have been done.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows, for the benefit of each other and for the equal and ratable benefit of the Holders:

                                   ARTICLE 1

                            RATIFICATION; DEFINITIONS

          SECTION 1.01. Second Supplemental Indenture. This Second Supplemental Indenture constitutes an integral part of, is supplemental to, and is entered into in accordance with Section 9.01 of the Original Indenture and, except as modified, amended and supplemented by this Second Supplemental Indenture, the provisions of the Original Indenture are ratified and confirmed in all respects and shall remain in full force and effect.

          SECTION 1.02. Definitions.

          (a) Capitalized terms used herein without definition shall have the meanings specified in the Original Indenture.


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          (b) The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Second Supplemental Indenture.

                                   ARTICLE 2

           AMENDMENTS TO CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE

          SECTION 2.01. Amendments to Section 1.01. (a) The definition of "Stated Maturity" in Section 1.01 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          ""Stated Maturity," when used with respect to any Security or any installment of cash interest thereon, means the date specified in such Security or this Indenture as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security or such installment of cash interest is due and payable."

               (b) The following definitions are hereby added to Section 1.01 of the Original Indenture and Section 1.01 of the Original Indenture is hereby amended to include such definitions:

          ""Interest Payment Date" means (i) in the event the Company exercises the option provided for in Section 10.01, May 4 and November 4 of each year and (ii) any other date specified by the Company as being a date on which cash interest is to be paid; provided, that if any such day is not a Business Day, Interest Payment Date shall mean the Business Day following the applicable Interest Payment Date."

          "Regular Record Date" means (i) in the event the Company exercises the option provided for in Section 10.01, the April 20 or October 21 immediately preceding the applicable Interest Payment Date provided in Section 10.01 and (ii) any other date specified by the Company as being a record date for the payment of cash interest."

          SECTION 2.02. Amendments to Section 1.02. Section 1.02 of the Original Indenture is hereby amended by deleting the definitions of "Interest Payment Date" and "Regular Record Date".

          SECTION 2.03. Amendments to Sections 3.08(b) and 3.08(c). Sections 3.08(b) and 3.08(c) of the Original Indenture are hereby amended by replacing them in their entirety with the following:

          "(b) Company's Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 3.08(a) may be paid for, at the election of the Company, in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.08(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or

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Common Stock; provided that the Company will pay cash for any accrued and unpaid cash interest, if any, and for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section
3.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock,
(ii) with respect to any accrued and unpaid cash interest, if any, and (iii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders, except pursuant to this Section 3.08(b) or pursuant to Section 3.08(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

          At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

               (i) the manner of payment selected by the Company,

               (ii) the information required by Section 3.08(e),

               (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to manner of payment set forth in Section 3.08(d) have been or will be complied with, and

               (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(e).

               (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities plus any accrued and unpaid cash interest thereon. If the Company elects to purchase Securities with cash, the Company Notice, as provided in Section 3.08(e), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date")."

               SECTION 2.04. Amendments to Section 3.08(d). The fifth paragraph of Section 3.08(d) of the Original Indenture is hereby amended by replacing it in its entirety with the following:

               "Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities and the Sale Price

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of a share of Common Stock on each trading day during the period for which the
Market Price is calculated. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in The Wall Street Journal or another daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Securities and any accrued and unpaid cash interest of such Holder or Holders in cash."

          SECTION 2.05. Amendments to Section 3.08(e). Section 3.08(e) of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "(e) Notice of Election. The Company's notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 12.02 at the time specified in Section 3.08(c) or (d), as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

          In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

               (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

               (2) set forth the method of calculating the Market Price of the Common Stock; and

               (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

          In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

               (i) the Purchase Price, the Conversion Rate and, to the extent known at the time of such notice, the amount of cash interest, if any, that will be accrued and payable with respect to the Securities as of the Purchase Date;

               (ii) the name and address of the Paying Agent and the Conversion Agent;

               (iii) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

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               (iv) that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price and cash interest, if any;

               (v) that the Purchase Price and any accrued and unpaid cash interest for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in clause (iv) above;

               (vi) the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

               (vii) briefly, the conversion rights of the Securities;

               (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08(a)(1)(D) or Section 3.10);

               (ix) that, unless the Company defaults in making payment of such Purchase Price, Original Issue Discount and interest, if any, on Securities surrendered for purchase will cease to accrue on and after the Purchase Date; and

               (x) the CUSIP number of the Securities.

          At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company, and notice to Beneficial Owners shall be forwarded to addresses provided by the Company or by Beneficial Owners to the Trustee in writing at least 10 days before the deadline for mailing any such notice.

          Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities, the Company will issue a press release and publish such determination on the Company's website or comparable communications medium."

          SECTION 2.06. Amendments to Section 3.08(g). Section 3.08(g) of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "(g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests or for any accrued and unpaid cash interest, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of, and any accrued and unpaid cash interest with respect to, all Securities to be purchased pursuant to this Section 3.08. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests and accrued and unpaid cash interest, if

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any. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date."

          SECTION 2.07. Amendments to Section 3.09(a). The first paragraph of
Section 3.09(a) of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "SECTION 3.09. Purchase of Securities at Option of the Holder upon Change in Control. (a) If on or prior to May 4, 2006 there shall have occurred a Change in Control, all or a portion of the Securities of any Holder shall be purchased by the Company, at the option of such Holder, at a purchase price specified in paragraph 6 of the Securities (the "Change in Control Purchase Price"), together with any accrued and unpaid interest with respect thereto, as of a date that is no later than 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in
Section 3.09(c)."

          SECTION 2.08. Amendments to Section 3.09(b). Section 3.09(b) of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "(b) Within 15 days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

               (1) briefly, the events causing a Change in Control and the date of such Change in Control;

               (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

               (3) the Change in Control Purchase Date;

               (4) the Change in Control Purchase Price and, to the extent known at the time of such notice, the amount of cash interest, if any, that will be accrued and payable with respect to the Securities as of the Change in Control Purchase Date;

               (5) the name and address of the Paying Agent and the Conversion Agent;

               (6) the Conversion Rate and any adjustments thereto;

               (7) that Securities as to which a Change in Control Purchase Notice has been given by a Holder may be converted pursuant to
               Article 11 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

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               (8) that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price and cash interest, if any;

               (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn, together with any accrued and unpaid cash interest with respect thereto, will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in clause (8) above;

               (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

               (11) briefly, the conversion rights of the Securities;

               (12) the procedures for withdrawing a Change in Control Purchase Notice;

               (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price, Original Issue Discount and interest, if any, on Securities surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

               (14) the CUSIP number of the Securities."

          SECTION 2.09. Amendments to Section 3.09(c). The first four paragraphs of Section 3.09(c) of the Original Indenture are hereby amended by replacing them in their entirety with the following:

          "(c) A Holder may exercise its rights specified in Section 3.09(a) hereof upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Change in Control Purchase Date, stating:

               (1) the certificate number of the Security which the Holder will deliver to be purchased;

               (2) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

               (3) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Securities.

          The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor and cash interest, if any, thereon; provided, however, that such Change in Control

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Purchase Price and cash interest, if any, shall be so paid pursuant to this
Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid cash interest, if any) promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this
Section 3.09."

          SECTION 2.10. Amendments to Section 3.10. The first paragraph of
Section 3.10 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "SECTION 3.10. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest with respect to such Security. Such Purchase Price or Change in Control Purchase Price and cash interest, if any, shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs."

          SECTION 2.11. Amendments to Section 3.10. The fourth paragraph of
Section 3.10 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "There shall be no purchase of any Securities pursuant to Section 3.08 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control

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Purchase Notice, as the case may be) and is continuing an Event of Default
(other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn."

          SECTION 2.12. Amendments to Section 3.11. Section 3.11 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "SECTION 3.11. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m. (New York City time) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business
Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of, and any accrued and unpaid cash interest with respect to, all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be."

          SECTION 2.13. Amendments to Section 3.14. Section 3.14 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "SECTION 3.14. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 13 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, or cash interest, if any; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of, and the accrued and unpaid cash interest, if any, with respect to, the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f))."

          SECTION 2.14. Amendments to Section 6.01. Section 6.01(1) of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "(1) the Company defaults in the payment of interest which becomes payable after the Securities have been converted to

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          semiannual coupon notes following the occurrence of a Tax
          Event pursuant to Article 10, or the Company defaults in the payment of any cash interest which becomes due and payable pursuant to the terms of the Securities, which default, in either case, continues for 30 days;"

          SECTION 2.15. Amendments to Section 6.02. Section 6.02 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6)) occurs and is continuing, the Trustee by Notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price plus accrued Original Issue Discount plus any accrued and unpaid cash interest (or if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued and unpaid cash interest) through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, the applicable amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) occurs and is continuing, the Issue Price plus accrued Original Issue Discount plus any accrued and unpaid cash interest, if any, (or if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued and unpaid cash interest) on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue Discount plus any accrued and unpaid cash interest, if any, (or if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued cash interest) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right subsequent thereto."

          SECTION 2.16. Amendments to Section 6.03. Section 6.03 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price plus accrued Original Issue Discount plus any accrued and unpaid cash interest, if any, (or if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued cash interest) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative."

          SECTION 2.17. Amendments to Section 6.07. Section 6.07 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued cash interest) and any cash interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder."

          SECTION 2.18. Amendments to Section 6.09. Section 6.09 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "SECTION 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued cash interest) and cash interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest), and cash interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding."

          SECTION 2.19. Amendments to Section 6.10. Section 6.10 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest) as the case may be, and cash interest, if any, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

          THIRD: the balance, if any, to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders, pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid."

          SECTION 2.20. Amendments to Section 6.12. Section 6.12 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "SECTION 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of Securities (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued cash interest), and cash interest, if any, in respect of the Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted."

          SECTION 2.21. Amendments to Section 7.07(c). The second paragraph of
Section 7.07(c) of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, cash interest, if any, as the case may be, on particular Securities."

          SECTION 2.22. Amendments to Section 9.02. Section 9.02 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "SECTION 9.02. With Consent of Holders. With the written consent of the Holders of not less than a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

          (1) make any change to the provisions of this Indenture that relate to modifying or amending this Indenture;

          (2) make any change in the manner of calculation or rate of accrual in connection with Original Issue Discount, reduce the rate of cash interest referred to in paragraph 1 of the Securities, make any change in the manner of calculation of, or that adversely affects the right to receive, interest, reduce the rate of interest referred to in
          Section 10.01 upon the occurrence of a Tax Event, or extend the time for payment of Original Issue Discount or interest, if any, on any Security; provided that a conversion of Securities to semiannual coupon notes following a Tax Event in accordance with Article 10 hereof shall not be deemed to cause any such reduction or change;

          (3) reduce the Principal Amount at Maturity, accrued Original Issue Discount Restated Principal Amount or the Issue Price of or change the Stated Maturity of any Security; provided that a conversion of Securities to semiannual coupon notes following a Tax Event in accordance with Article 10 hereof shall not be deemed to cause any such reduction;

          (4) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security; provided that a conversion of Securities to semiannual coupon notes following a Tax Event in accordance with
          Article 10 hereof shall not be deemed to cause any such reduction;

          (5) make any Security payable in money or securities other than that stated in the Security or in the Indenture;

          (6) make any change in Section 6.04, Section 6.07 or this Section 9.02, except to increase any percentage set forth therein;

          (7) make any change that adversely affects the right to convert any Security;

          (8) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture; or

          (9) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment."

          SECTION 2.23. Amendments to Article 10. Article 10 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

                                   "ARTICLE 10

                             OPTIONAL CASH INTEREST

          SECTION 10.01. Optional Conversion to Semiannual Common Note upon Tax Event. From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises the option provided for in this Section 10.01, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 0.75% per annum on a restated principal amount, per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually in cash on each Interest Payment Date to Holders of record at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the

Trustee and by first class mail to the Holders of the Securities. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount at Maturity of a Security, the Restated Principal Amount thereof plus accrued and unpaid interest on such Security and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Security. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to the conversion of the Securities to semiannual coupon notes. No other changes to this Indenture shall result as a result of the events described in this Section 10.01.

          SECTION 10.02. Payment of Interest; Interest Rights Preserved. (a) Interest on any Security that is payable in cash in accordance with Section
10.01 or any other provision of this Indenture or the Securities, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a permanent Global Security, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

          (b) Except as otherwise specified with respect to the Securities, any interest on any Security that is payable in cash on any Interest Payment Date, but is not punctually paid or duly provided for within 30 days following such Interest Payment Date (herein called "Defaulted Interest," which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall not longer be payable pursuant to the following clause (2).

          (2) The Company may elect to make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security."

          SECTION 2.24. Amendments to Section 11.02. The second paragraph of
Section 11.02 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 11. On conversion of a Security, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 10.01) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 10.01, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the Security through the Conversion Date and accrued cash interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof (except to the extent that interest in lieu of Original Issue Discount and accrued cash interest are paid in cash as provided in paragraph 8 of the Securities); and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 10.01) accrued through the Conversion

Date and accrued cash interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof."

                                   ARTICLE 3

               AMENDMENTS TO CERTAIN PROVISIONS OF THE SECURITIES;
                           NOTATION ON THE SECURITIES

          SECTION 3.01. Amendments to Paragraph 1 of the Securities. Paragraph 1 of the Securities is hereby amended by replacing it in its entirety with the following:

          "The Company promises to pay interest on the Principal Amount at Maturity of this Security, in cash, at the rate per annum equal to 3.047%. The Company will pay cash interest semiannually in arrears on May 4, 2003, November 4, 2003 and May 4, 2004, commencing on November 5, 2002 and continuing through (but not including) May 4, 2004 to the holders of record at the close of business on the April 15th or October 15th immediately preceding each such Interest Payment Date. Such interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from (but not including) November 4, 2002. Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located in the United States.

          This Security shall not bear interest, except as specified in this paragraph or in paragraph 10 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated
          Maturity of this Security) or if interest (including cash interest), if any, due hereon or any portion of such interest is not paid when due in accordance with this section or paragraph 10 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 0.75% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.
          The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

          Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 0.75% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security."

          SECTION 3.02. Amendments to Paragraph 4 of the Securities. Paragraph 4 of the Securities is hereby amended by replacing it in the entirety with the following:

          "4. Indenture and Second Supplemental Indenture.

          The Company issued the Securities under an Indenture dated as of May 4, 2001 (the "Original Indenture"), between the Company and the Trustee. Pursuant to Section 9.01 of the Indenture, the Company and the Trustee entered into a First Supplemental Indenture, dated as of May 4, 2002 (the "First Supplemental Indenture") and a Second Supplemental Indenture, dated as of November 1, 2002 (the "Second Supplemental Indenture"), in each case to add to the Company's covenants for the benefit of the Securityholders. The terms of the Securities include those stated in the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture (collectively, the "Indenture"), and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture and the TIA for a statement of those terms.

          The Securities are general unsecured obligations of the Company limited to $175,000,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured."

          SECTION 3.03. Amendments to Paragraph 5 of the Securities. Paragraph 5 of the Securities is hereby amended by replacing it in the entirety with the following:

          "5. Redemption at the Option of the Company.

          No sinking fund is provided for the Securities. The Securities are redeemable as a whole at any time, or in part from time to time, at the option of the Company for cash at the Redemption Prices set forth below, plus accrued and unpaid cash interest thereon, if any, provided that the Securities are not redeemable prior to May 4, 2006.

          If redeemed at the Company's option, the Securities will be redeemed at a price equal to the sum of the Issue Price and accrued Original Issue Discount plus accrued and unpaid interest, if any, on such Securities through the applicable redemption date. The table below shows the redemption prices of a Security on May 4, 2006, at each May 4 thereafter prior to maturity and at maturity on May 4, 2021. In addition, the redemption price of a Security that is redeemed between the dates listed below would include an additional amount reflecting the additional Original Issue Discount that has accrued on such Security since the immediately preceding date in the table below to the date of redemption, plus accrued and unpaid cash interest with respect to such Security, if any.


                                                      (2)
                                     (1)            Accrued             (3)
                                     LYON           Original         Redemption
                                     Issue           Issue             Price
     Redemption Date                 Price          Discount         (1) + (2)
     ---------------              -----------     ------------       ---------

     May 4,

     2006....................      $ 860.95          32.84            $893.79

     2007....................        860.95          39.55             900.50

     2008....................        860.95          46.32             907.27

     2009....................        860.95          53.14             914.09

     2010....................        860.95          60.00             920.95

     2011....................        860.95          66.92             927.87

     2012....................        860.95          73.90             934.85

     2013....................        860.95          80.92             941.87

     2014....................        860.95          88.00             948.95

     2015....................        860.95          95.13             956.08

     2016....................        860.95          102.31            963.26

     2017....................        860.95          109.55            970.50

     2018....................        860.95          116.84            977.79

     2019....................        860.95          124.19            985.14

     2020....................        860.95          131.59            992.54

     At stated maturity......        860.95          139.05            1,000.00

          If converted to a semiannual coupon note following the occurrence of a Tax Event, the Redemption Price will be equal to the Restated Principal Amount, plus accrued and unpaid interest to the Redemption Date; but in no event will this Security be redeemable before May 4, 2006."

          SECTION 3.04. Amendments to Paragraph 6 of the Securities. Paragraph 6 of the Securities is hereby amended by replacing it in the entirety with the following:

          "6. Purchase by the Company at the Option of the Holder.

               Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, plus accrued and unpaid cash interest thereon, if any, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

                    Purchase Date          Purchase Price
                    -------------          --------------

                    May 4, 2002            $867.42

                    November 4, 2002       $870.67

                    May 4, 2004            $880.50

                    May 4, 2006            $893.79

                    May 4, 2011            $927.87

                    May 4, 2016            $963.26

          The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount as of the Purchase Date, except in the case of May 4,
          2002) may be paid, at the
          option of the Company, in cash or shares of Common Stock, or any combination thereof in accordance with the Indenture.

          If prior to a Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount, plus accrued and unpaid interest from the date of conversion to the Purchase Date.

          At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Securities held by such Holder as of a date no later than 35 Business Days after the occurrence of a Change in Control of the Company occurring on or prior to May 4, 2006 for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount as of the Change in Control Purchase Date plus accrued and unpaid interest, if any, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount, plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

          A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture.

          Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of, and any accrued and unpaid interest with respect to, all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, such Securities (or portions thereof) shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue (or portions thereof) on such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued and unpaid cash interest upon surrender of such Security)."

          SECTION 3.05. Amendments to Paragraph 8(d) of the Securities.

               (a) The sixth paragraph of Paragraph 8(d) of the Securities is hereby amended by replacing it in its entirety with the following:

          "Accrued and unpaid interest in lieu of Original Issue Discount and cash interest will be paid on Securities that are converted as provided in the second paragraph below and will not be paid in cash; provided, however, in the case of interest in lieu of Original Issue Discount payable under paragraph 10(a) or cash interest payable under paragraph 1, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be entitled to receive such interest, in lieu of Original Issue Discount, or cash interest, as the case may be, payable on such Securities on the corresponding Interest Payment Date and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest in lieu of Original Issue Discount or cash interest with respect thereto that the registered Holder is to receive."

               (b) The eighth paragraph of Paragraph 8(d) of the Securities is hereby amended by replacing it in its entirety with the following:

          "A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 10 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 10 hereof, the later of (w) the date of such exercise and (x) the date on which interest was last paid) through the Conversion Date and cash interest payable pursuant to paragraph 1 hereof with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 10 hereof) and cash interest payable pursuant to paragraph 1 hereof accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof."

          SECTION 3.06. Amendments to Paragraph 10 of the Securities. Paragraph 10 of the Securities is hereby amended by replacing it in its entirety with the following:

          "10. Cash Interest.

          (a) From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises the option provided for in this paragraph 10, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 0.75% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on May 4 and November 4 of each year (each an "Interest Payment Date") to Holders of record on the Regular Record Date (as defined in Section 10(b) of this Security) immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue form the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

          (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on April 20 or October 21 immediately preceding an Interest Payment Date, in the event the Company exercises the option provided for in this paragraph 10 for such interest and, in all other cases, any other date specified by the Company as being a record date for the payment of cash interest (any such date, a "Regular Record Date") at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

          (c) Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 10.02(b) of the Indenture."

          SECTION 3.07. Amendments to Paragraph 15 of the Securities. The first paragraph of Paragraph 15 of the Securities is hereby amended by replacing it in its entirety with the following:

          "Under the Indenture, Events of Default include (i) the Company defaults in the payment of interest which becomes payable after the Securities have been converted to semiannual coupon notes following the occurrence of a Tax Event pursuant to Article 10 of the Indenture, or the Company defaults in the payment of any cash interest, when the same becomes due and payable, and such default, in either case, continues for 30 days; (ii) default in payment of the Principal Amount at Maturity (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default under any Debt, whether such Debt now exists or is created later, which default results in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and the principal of all Debt so accelerated, together with all Debt due and payable but not paid prior to the end of any grace period, is $15,000,000 or more, and such acceleration has not been rescinded or annulled within a period of 30 days after receipt by the Company of a Notice of Default, subject to notice and lapse of time; provided, however, that if any such default shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default."

          SECTION 3.08. Notation on Securities. (a) The Securities, as amended by the provisions of this Second Supplemental Indenture, shall bear a notation substantially to the following effect:

          "THE TERMS OF THIS SECURITY HAVE BEEN AMENDED TO THE EXTENT PROVIDED IN THE SECOND SUPPLEMENTAL INDENTURE, DATED AS OF NOVEMBER 1, 2002, BETWEEN THE COMPANY AND THE

          TRUSTEE. THE SECOND SUPPLEMENTAL INDENTURE WAS ENTERED INTO BETWEEN THE COMPANY AND THE TRUSTEE PURSUANT TO SECTION 9.01 OF THE INDENTURE TO ADD TO THE COMPANY'S COVENANTS FOR THE BENEFIT OF THE SECURITYHOLDERS. THE TERMS OF THIS SECURITY INCLUDE THOSE STATED IN THE INDENTURE, AS SUPPLEMENTED BY THE SECOND SUPPLEMENTAL INDENTURE, AND HOLDERS ARE REFERRED TO THE INDENTURE AND THE SECOND SUPPLEMENTAL INDENTURE FOR A STATEMENT OF THOSE TERMS."

               (b) The Trustee hereby agrees to cause the Securities to bear the above notation pursuant to, and upon satisfaction of, the conditions set forth in Sections 9.05, 9.06, 12.04 and 12.05 of the Indenture.

                                   ARTICLE 4

                                  MISCELLANEOUS

          SECTION 4.01. Trust Indenture Act Controls. If any provision of this Second Supplemental Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 4.02. Incorporation into Indenture. This Second Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

          SECTION 4.03. Successors and Assigns. All covenants and agreements of the Company and the Trustee in this Second Supplemental Indenture shall bind their respective successors.

          SECTION 4.04. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SECOND SUPPLEMENTAL INDENTURE.

          SECTION 4.05. Multiple Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.

          SECTION 4.06. Separability Clause. In case any provision in this Second Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 4.07. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.

                              * * * * * * * * *

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Second Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                    NEUBERGER BERMAN INC.

                                    By:  /s/ Jeffrey B. Lane
                                         ------------------------------
                                         Name:  Jeffrey B. Lane
                                         Title: President and Chief
                                                Executive Officer


                                    THE BANK OF NEW YORK,
                                       as Trustee

                                    By:  /s/ Julie Salovitch-Miller
                                         ------------------------------
                                         Name:  Julie Salovitch-Miller
                                         Title: Vice President



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